Exhibit 99.1

First Advantage Extends Existing Share Repurchase Authorization Through 2024

ATLANTA, September 15, 2023 – First Advantage Corporation (NASDAQ: FA), a leading global provider of employment background screening and verification solutions, today announced that its Board of Directors has approved a one-year extension of its share repurchase authorization, extending the existing $200 million authorization through December 31, 2024.

“The extension of our share repurchase program reflects our confidence in the trajectory of our business as we continue to execute against our strategic priorities,” said Scott Staples, First Advantage’s Chief Executive Officer. “We continue to generate strong cash flow and maintain a healthy balance sheet. We remain committed to returning value to our shareholders through a disciplined and balanced capital allocation approach, which includes organic investments in our technology, strategic M&A, share repurchases, and our recent one-time special dividend.”

Through September 14, 2023, the Company repurchased 8,811,494 shares of its common stock under its share repurchase program for an aggregate of $116.3 million. The balance remaining on the share repurchase authorization is $83.7 million. No shares will be purchased from Silver Lake or its affiliates pursuant to this repurchase authorization.

Stock repurchases may be effected through open market repurchases at prevailing market prices (including through the use of block trades and trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended), privately negotiated transactions, through other transactions in accordance with applicable securities laws, or a combination of these methods on such terms and in such amounts as the Company deems appropriate. The Company is not obligated to repurchase any specific number of shares, and the timing, manner, value, and actual number of shares repurchased will depend on a variety of factors, including the Company’s stock price and liquidity requirements, other business considerations, and general market and economic conditions. The Company may discontinue or modify purchases without notice at any time. The Company plans to use its existing cash to fund repurchases made under the share repurchase program.

About First Advantage

First Advantage (NASDAQ: FA) is a leading global provider of employment background screening and verification solutions. The Company delivers innovative services and insights that help customers manage risk and hire the best talent. Enabled by its proprietary technology, First Advantage’s products help companies protect their brands and provide safer environments for their customers and their most important resources: employees, contractors, contingent workers, tenants, and drivers. Headquartered in Atlanta, Georgia, First Advantage performs screens in over 200 countries and territories on behalf of its approximately 33,000 customers. For more information about First Advantage, visit the Company’s website at https://fadv.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify, including those described under the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (SEC), which are accessible on the SEC’s website at www.sec.gov. Any forward-looking statements included in this press release or our SEC filings are made only as of their respective dates, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(888) 314-9761